Exhibit 99.1
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News Release


                                           Contact:     N. William White
                                                        President and Chief
                                                        Executive Officer
                                                        (502)753-0500

    1st Independence Financial Group, Inc. Announces Quarterly Cash Dividend

LOUISVILLE, KENTUCKY (April 18, 2008) - 1st Independence Financial Group, Inc. (NASDAQ:FIFG), the holding company of 1st Independence Bank, announced today that its Board of Directors has declared a quarterly cash dividend of $0.08 per common share. The dividend is payable May 15, 2008 to stockholders of record at the close of business on April 30, 2008.

1st Independence Bank is headquartered in Louisville, Kentucky and includes 1st Independence Mortgage, a division of the Bank. The Bank has eight full service banking offices located in Harrodsburg, Lawrenceburg and two locations (St. Matthews branch and Stony Brook branch) in Louisville, Kentucky, and New Albany, Jeffersonville, Marengo and Clarksville, Indiana. 1st Independence Mortgage operates in Louisville, Kentucky and southern Indiana.